UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2020

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI	53005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (262) 789-6689

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

Amendment to Securities Purchase Agreement and Convertible Promissory Note

On January 9, 2020 Trident Brands, Inc. (“we”, “us”, “our” the “Company”) and Fengate Trident LP (“Purchaser”) entered into an Amendment to Convertible Promissory Notes Agreement (the “Amendment”) to amend the terms of certain convertible promissory notes issued pursuant to pursuant to a Securities Purchase Agreement with the Purchaser dated September 26, 2016 and previously amended on November 30, 2018 and March 11, 2019. The amendment affects the convertible notes issued February 5, 2015 ($1,800,000), May 14, 2015 ($500,000), September 26, 2016 ($4,100,000), May 9, 2017 ($4,400,000) and May 16, 2018 (US$1,500,000), respectively (collectively the “2016 Notes”). Pursuant to the Amendment, the Purchaser has agreed to convert all of the 2016 Notes on or before the earlier to occur of (i) the Maturity Date of the 2016 Convertible Notes and (ii) the Company raising new equity investment of not less than $2,000,000, on terms mutually acceptable to the Purchaser and the Company. Conversion of the 2016 Notes will occur in a single conversion transaction at a price that is equal to a 25% discount to the average closing price of the Company’s common stock for the 10 trading days immediately prior to the conversion date.

The Amendment also amends the outstanding convertible notes issued to the Purchaser on November 30, 2018 ($3,400,780), April 13, 2019 ($2,804,187) and November 6, 2019 ($2,858,865) respectively (collectively the “Amended SPA Notes”). Maturity of the Amended SPA Notes has been deferred to December 1, 2021. It was further agreed that interest on the Amended SPA Notes, which has been prepaid until June 30, 2020, will accrue as at July 1, 2020 and be payable upon maturity.

Item 9.01	Financial Statements and Exhibits

10.1*	Amendment To Convertible Promissory Notes dated January 9, 2020

______

*Filed herewith

2

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

Date: January 15, 2020	By:	/s/ Scott Chapman
Scott Chapman
President, Director

3